VALLEY FORGE LIFE INSURANCE COMPANY




_______________________________________________________________________________
Executive Office:             A Stock Company       Home Office:
CNA Plaza                                           401 Penn St.
Chicago, Illinois  60685                            Reading, Pennsylvania 19601
_______________________________________________________________________________

In this Policy, Valley Forge Life Insurance Company is referred to as "Us," "Our," or the "Company." "You" and "Your" refers to the Owner of the Policy.

The Company agrees to pay to the Beneficiary the Death Benefit Proceeds described in section 5 of this Policy upon receipt of Due Proof of the Insured's death while this Policy is in force prior to the Maturity Date.

                        PLEASE READ THIS POLICY CAREFULLY
                   It is a legal contract between You and Us.

                          NOTICE OF CANCELLATION PERIOD

If for any reason You are not satisfied with this Policy, You may return it to Us for cancellation by delivering or mailing it to:

         1. Valley Forge Life Insurance Company Service Center, 95 Bridge Street, Haddam, Connecticut 06438, or

         2.       the agent through whom it was purchased.

You may cancel this Policy by returning it with a Written Request for cancellation no later than: (1) [10] days after You first receive it, or (2) 45 days after You signed the application. Return of this Policy is effective upon receipt by Us and will be void as of its inception. The Company will promptly return Your Premium Payments.

Signed for the Valley Forge Life Insurance Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.


         Chairman of the Board                     Secretary


THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED IN SECTIONS 4,5 AND 6.

THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS POLICY, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE DAILY AS A FUNCTION OF THE INVESTMENT PERFORMANCE OF SUBACCOUNTS SELECTED BY THE OWNER AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NO MINIMUM VALUE IS GUARANTEED FOR PORTIONS OF THE POLICY VALUE IN THE SUBACCOUNTS.

 This Policy does not pay dividends or otherwise participate in Our profits or surplus

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                       VALLEY FORGE LIFE INSURANCE COMPANY



_______________________________________________________________________________
Executive Office:             A Stock Company       Home Office:
CNA Plaza                                           401 Penn St.
Chicago, Illinois  60685                            Reading, Pennsylvania 19601
_______________________________________________________________________________

In this Policy, Valley Forge Life Insurance Company is referred to as "Us," "Our," or the "Company." "You" and "Your" refers to the Owner of the Policy.

The Company agrees to pay to the Beneficiary the Death Benefit Proceeds described in section 5 of this Policy upon receipt of Due Proof of the Insured's death while this Policy is in force prior to the Maturity Date.

                        PLEASE READ THIS POLICY CAREFULLY
                   It is a legal contract between You and Us.

                          NOTICE OF CANCELLATION PERIOD

If for any reason You are not satisfied with this Policy, You may return it to Us for cancellation by delivering or mailing it to:

         1. Valley Forge Life Insurance Company Service Center, 95 Bridge Street, Haddam, Connecticut 06438, or

         2.       the agent through whom it was purchased.

You may cancel this Policy by returning it with a Written Request for cancellation no later than: (1) [10] days after You first receive it, or (2) 45 days after You signed the application. Return of this Policy is effective upon receipt by Us and will be void as of its inception. The Company will promptly refund an amount equal to the sum of: (1) the difference between Premium Payments made (including any fees or charges deducted) and the amounts allocated to the Fixed Account and to the Subaccounts, (2) amounts allocated to the Fixed Account, including any interest credited on such amounts accumulated to the date that the returned Policy is received by Us, (3) the value of amounts allocated to the Subaccounts, adjusted to reflect the net investment experience of such Subaccounts to the date that the returned Policy is received by Us. This amount may be more or less than the aggregate Premium Payments made under the Policy.

Signed for the Valley Forge Life Insurance Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.

         Chairman of the Board                Secretary

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED IN SECTIONS 4,5 AND 6.

THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS POLICY, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE DAILY AS A FUNCTION OF THE INVESTMENT PERFORMANCE OF SUBACCOUNTS SELECTED BY THE OWNER AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NO MINIMUM VALUE IS GUARANTEED FOR PORTIONS OF THE POLICY VALUE IN THE SUBACCOUNTS.

This Policy does not pay dividends or otherwise participate in Our profits or surplus

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                                TABLE OF CONTENTS

POLICY SPECIFICATIONS.........................................................

SECTION 1: DEFINITIONS...............................................Section 1

SECTION 2: GENERAL PROVISIONS........................................Section 2

SECTION 3: OWNERSHIP.................................................Section 3

SECTION 4: PREMIUM PAYMENTS, LAPSE AND REINSTATEMENT.................Section 4

SECTION 5: DEATH BENEFIT AND DEATH BENEFIT PROCEEDS..................Section 5

SECTION 6: THE VARIABLE ACCOUNT......................................Section 6

SECTION 7: THE FIXED ACCOUNT.........................................Section 7

SECTION 8: FEES AND CHARGES..........................................Section 8

SECTION 9: ALLOCATIONS AND TRANSFERS.................................Section 9

SECTION 10: SURRENDER AND WITHDRAWALS...............................Section 10

SECTION 11: LOANS...................................................Section 11

SECTION 12: POLICY CHANGES..........................................Section 12

SECTION 13: PAYMENTS................................................Section 13

SECTION 14: SETTLEMENT OPTIONS......................................Section 14


                              POLICY SPECIFICATIONS

OWNER:                     INSURED:                INSURED'S AGE:

BENEFICIARY:               ISSUE DATE:             INSURED'S SEX:

POLICY NUMBER:             MATURITY DATE:          POLICY EFFECTIVE DATE:

RISK CLASS:                DEATH BENEFIT OPTION:   MONTHLY ANNIVERSARY DAY:

Specified Amount:                   $100,000       Minimum Guaranteed Interest Rate:     4%
                                                   (for Fixed Account Allocations)

Minimum Specified Amount:           $100,000       Policy Loan Interest Rate:            8%

Minimum Specified Amount Increase:  $ 25,000       Preferred Policy Loan Interest Rate:  6%

Minimum Specified Amount Decrease:  $ 25,000       Policy Loan Credited Rate:            6%

Planned Periodic Premium Payments:  $  _____       Minimum Monthly Premium Payment:     $

Minimum Initial Premium Payment:    $  _____       Target Premium Payment:              $

Minimum Additional Premium Payment: $     50       Guideline Annual Premium Payment:    $

Minimum Transfer Amount:            $    500       Minimum Withdrawal Amount:           $ 500

Minimum Loan Amount:                $    500

Minimum percent of Net Premium Payment that may be allocated to a Subaccount or to the Fixed
 Account is 1%

                               Current Subaccounts
                               -------------------

Federated High Income Bond II Subaccount   Fidelity Asset Manager Subaccount
Federated Prime Money II Subaccount        Fidelity Contrafund Subaccount
Federated Utility II Subaccount            Fidelity Equity-Income Subaccount
                                           Fidelity Index 500 Subaccount

Alger Growth Subaccount                    MFS Emerging Growth Subaccount
Alger Midcap Growth Subaccount             MFS Growth With Income Subaccount
Alger Small Capitalization Subaccount      MFS Limited Maturity Subaccount
                                           MFS Research Subaccount
                                           MFS Total Return Subaccount

SoGen Overseas Subaccount                  Van Eck Emerging Markets Subaccount
                                           Van Eck Gold and Natural Resources
                                           Subaccount

                                CHARGES AND FEES
                                ----------------
Sales Charges:

    Policy Years 1-10:   4% of Premium Payments up to the Target Premium Payment
    Policy Years 11 +:   2% of Premium Payments up to the Target Premium Payment
    All Years:           0% of Premium Payments in excess of the Target Premium
                         Payment

Deferred Acquisition Cost Tax Charge:  1.25% of each Premium Payment

Premium Tax Charge:                    2.25% of each Premium Payment

Mortality and Expense Risk Charge

 Policy Years 1-10:  .002477% (daily factor); 0.90% (approximate annual rate)
 Policy Years 11+:   .001236% (daily factor); 0.45% (approximate annual rate)

Monthly Policy Fee:   $  6.00       Monthly First Year Issue Fee:   $ 20.00

Monthly Specified Amount Increase Fee(for first 12 months after increase):$10.00

Transfer Processing Fee:  $ 25.00 each after first 12 in a Policy Year

Surrender Charge (Sales Surrender Charge and Administration Surrender Charge):

         Sales Surrender Charge:    34% of Premium Payments in the first Policy
                                    Year up to the Target Premium Payment, plus
                                    33% of Premium Payments in each of Policy
                                    Years 2 through 6 up to the Target Premium
                                    Payment until the total Sales Surrender
                                    Charge equals 100% of a single Target
                                    Premium Payment

         The Sales Surrender Charge during the first two Policy Years is never more than the sum of: (1) 26% of the first Guideline Annual Premium Payment, (2) 6% of the second Guideline Annual Premium Payment, and (3) 5% of all additional premium payments.

Administration  Surrender  Charge:

                    $2.00 per $1,000 of Specified Amount for Policies on Insureds age 25 or less on the Policy Effective Date; $5.00 per $1,000 of Specified Amount for Policies on Insureds age 35 or older on the Policy Effective Date. For Insureds of other ages, the following per $1,000 of Specified Amount:

                    age 26 -  $2.30,  age 27 - $2.60,  age 28 - $2.90,  age 29 -
                    $3.20,  age 30 - $3.50,  age 31 - $3.80, age 32 - $4.10, age
                    33 - $4.40, age 34 $4.70.

         The total Surrender Charge grades off as follows:

               80% of the total Surrender  Charge in Policy Year 7
               70% of the total Surrender  Charge in Policy  Year 8
               60% of the total Surrender Charge in Policy Year 9 50% of the total Surrender Charge in Policy Year 10 40% of the total Surrender Charge in Policy Year 11
               30% of the total Surrender  Charge in Policy Year 12
               20% of the total Surrender Charge in Policy  Year 13
               10% of the  total  Surrender Charge in Policy Year 14
               No Charge in Policy Years 15 and later

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

         ATTAINED                                    ATTAINED
         AGE               COST                      AGE               COST
         ---               ----                      ---               ----
         35                0.1409                    71                3.2530
         36                0.1475                    72                3.5593
         37                0.1567                    73                3.9690
         38                0.1667                    74                4.4295
         39                0.1784                    75                4.9241
         40                0.1909                    76                5.4512
         41                0.2059                    77                6.0059
         42                0.2209                    78                6.5822
         43                0.2384                    79                7.1947
         44                0.2559                    80                7.8672
         45                0.2767                    81                8.6170
         46                0.2993                    82                9.4654
         47                0.3234                    83                10.4234
         48                0.3493                    84                11.4726
         49                0.3785                    85                12.5899
         50                0.4093                    86                13.7533
         51                0.4460                    87                14.9528
         52                0.4886                    88                16.1646
         53                0.5361                    89                17.4053
         54                0.5912                    90                18.6922
         55                0.6521                    91                20.0473
         56                0.7197                    92                21.5157
         57                0.7915                    93                23.1601
         58                0.8691                    94                25.2598
         59                0.9567
         60                1.0544
         61                1.1630
         62                1.2867
         63                1.4279
         64                1.5875
         65                1.7639
         66                1.9538
         67                2.1597
         68                2.3807
         69                2.6219
         70                2.8942


THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE APPLICABLE (MALE OR FEMALE, SMOKER OR NONSMOKER) 1980 COMMISSIONER STANDARD ORDINARY MORTALITY TABLE, AGE NEAREST BIRTHDAY.

                             SECTION 1: DEFINITIONS

ATTAINED AGE: The Insured's age as of the nearest birthday on the Policy Effective Date, plus the number of complete Policy Years since the Policy Effective Date.

BENEFICIARY: The person(s) to whom the Death Benefit Proceeds are paid upon the death of the Insured. The Owner may designate primary, contingent and irrevocable Beneficiaries.

CANCELLATION PERIOD: The period described on the cover page of this Policy during which the Owner may cancel the Policy for a refund by returning it to the Company.

CASH VALUE:  Policy Value minus any applicable Surrender Charge.

THE CODE:  The Internal Revenue Code of 1986, as amended.

Contingent Beneficiary: The person(s) to whom the Death Benefit Proceeds are paid upon the death of the Insured if the primary Beneficiary (or beneficiaries) is not living.

DEATH BENEFIT: The amount payable to the Beneficiary under a Death Benefit Option as described in section 5.2 if the Insured dies while the Policy is in force before the Maturity Date.

DEATH BENEFIT OPTION: One of two options that an Owner may select for the computation of the Death Benefit Proceeds as explained in section 5.2.

Death Benefit  Proceeds:  The amount payable to the  Beneficiary as described in section 5.1 if the Insured dies while the Policy is in force before the Maturity Date.

DUE PROOF OF DEATH: Proof of death satisfactory to the Company. Due Proof of Death may consist of the following:

         (a)      a certified copy of the death record;

         (b) a certified copy of a court decree reciting a finding of death; or

         (c)      any other proof satisfactory to the Company.

FIXED ACCOUNT: Part of the Company's General Account to which Policy Value may be transferred or Net Premium Payments may be allocated under a Policy.

FIXED POLICY VALUE:  The Policy Value in the Fixed Account as defined in section 7.1.

FUND: Any open-end management investment company or investment portfolio thereof, or unit investment trust or series thereof, in which a Subaccount invests.

GENERAL ACCOUNT: The assets of the Company other than those allocated to the Variable Account or any other separate account of the Company.

GUIDELINE ANNUAL PREMIUM PAYMENT: The "guideline annual premium" as defined in applicable regulations under the Investment Company Act of 1940, as amended.

HOME OFFICE:  The Company's office at 401 Penn Street, Reading, PA 19601.

INITIAL SPECIFIED AMOUNT:  The Specified Amount on the Policy Effective Date.

INSURED:  The person whose life is insured by the Policy.

ISSUE AGE: The Insured's age as of the nearest birthday on the Policy Effective Date.

LAPSE: Termination of the Policy at the expiration of the Grace Period while the Insured is still living before the Maturity Date as explained in section 4.5.

LOAN ACCOUNT: A portion of the Company's General Account to which Variable Policy Value or Fixed Policy Value is transferred to provide collateral for any loan taken under the Policy.

LOAN ACCOUNT VALUE:  The Policy Value in the Loan Account.

LOAN AMOUNT: At any time other than a Policy Anniversary, the Loan Account Value plus any interest charges accrued on the Loan Account Value up to that time. On a Policy Anniversary, the Loan Amount equals the Loan Account Value.

MATURITY DATE: The date shown on the Policy Specifications page on which the Owner is paid the Surrender Value, if any, provided the Insured is still living while the Policy is in force. It is the Policy Anniversary nearest the Insured's 95th birthday.

MINIMUM INITIAL PREMIUM PAYMENT: The amount shown on the Policy Specifications page that the Owner must pay before coverage becomes effective under this Policy.

MINIMUM MONTHLY PREMIUM PAYMENT: The minimum amount of monthly premium payments (or the equivalent) that an Owner must make in order for the Lapse Prevention Guarantee to remain in effect.

MONTHLY ANNIVERSARY DAY: The same day as the Policy Effective Date for each succeeding month.

NET AMOUNT AT RISK: As of any Monthly Anniversary Day, the Death Benefit under the Policy (discounted for the upcoming month) less the Policy Value (before the deduction of the monthly Policy fee, monthly first-year issue fee and the cost of additional benefits provided by rider) as defined in section 8.2.

NET ASSET VALUE PER SHARE: The value per share of any Fund on any Valuation Day. The method of computing the Net Asset Value Per Share is described in the prospectus for the Funds.

NET PREMIUM PAYMENT: Your premium payment less any Premium Tax Charge, Deferred Acquisition Cost Tax Charge, and Sales Charge deducted from the premium payment.

OWNER, YOU: The person or persons who owns (or own) the Policy and who is (are) entitled to exercise all rights and privileges provided in the Policy. Also referred to herein as "You" or "Your." The maximum number of joint Owners is two. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly.

PLANNED PERIODIC PREMIUM PAYMENT: The Premium Payment selected by the Owner as a level amount that he or she (or they) plans to pay on a monthly (pre-authorized payment), quarterly, semi-annual or annual basis over the life of the Policy.

POLICY ANNIVERSARY: The same date in each Policy Year as the Policy Effective Date.

POLICY EFFECTIVE DATE: The date shown on the Policy Specifications page from which Policy Years and various other periods described elsewhere herein are measured. The Policy Effective Date is never the 29th, 30th or 31st of a month.

POLICY VALUE: The sum of the Variable Policy Value, the Fixed Policy Value and the Loan Account Value.

POLICY YEAR: A twelve-month period beginning on the Policy Effective Date or on a Policy Anniversary.

SEC:  The U.S. Securities and Exchange Commission.

SERVICE CENTER: The Company's Service Center at 95 Bridge Street, Haddam, Connecticut 06438.

SPECIFIED AMOUNT: A dollar amount selected by the Owner and shown on the Policy Specifications page that is used to determine the Death Benefit.

SUBACCOUNT: A subdivision of the Variable Account, the assets of which are invested in a corresponding Fund.

SUBACCOUNT VALUE:  The Policy Value in a Subaccount as defined in section 6.6.

SURRENDER VALUE:  The Cash Value minus any Loan Amount.

TARGET PREMIUM PAYMENT: An amount of premium payments, computed separately for each increment of Specified Amount under a Policy, used to compute sales charges and sales surrender charges.

THE COMPANY, WE, US OR OUR:  Valley Forge Life Insurance Company.

UNIT:  A unit of measure used to calculate Subaccount Value.

VALUATION DAY: For each Subaccount, each day on which the New York Stock Exchange is open for business except for certain holidays listed in the prospectus and days that a Subaccount's corresponding Fund does not value its shares.

VALUATION PERIOD: The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE ACCOUNT: Valley Forge Life Insurance Company Variable Life Separate Account.

VARIABLE POLICY VALUE:  The sum of all Subaccount Values.

WRITTEN NOTICE: A written notice or request in a form satisfactory to the Company that is signed by the Owner and received at the Service Center.

                          SECTION 2: GENERAL PROVISIONS


2.1 THE POLICY - We have issued this Policy in consideration of Your application and Your payment of the Minimum Initial Premium Payment shown on the Policy Specifications page. The entire Policy is made up of this Policy, any attached endorsements or riders, and the attached copy of the application and all subsequent applications. Any application for reinstatement of this Policy also becomes part of the Policy if the reinstatement is accepted by the Company.

2.2 REPRESENTATIONS AND CONTESTABILITY - In issuing this Policy, the Company relies on all statements made by or for the Insured in the application or in a supplemental application. In the absence of fraud, We consider statements made in the application(s) to be representations and not warranties. The Company has the right to contest the validity of this Policy or to resist a claim under it on the basis of any material misrepresentation of a fact stated in the attached application or any supplemental application. The Company also has the right to contest the validity of any increase of Specified Amount or other change to the Policy on the basis of any material misrepresentation of a fact stated in the application (or supplemental application) for such increase in coverage or change.

         In the absence of fraud, the Company cannot bring any legal action to contest the validity of this Policy after the Policy has been in force during the lifetime of the Insured for two years from the Policy Effective Date, or if reinstated, for two years from the date of reinstatement. Likewise, the Company cannot contest any increase in coverage effective after the Policy Effective Date, or any reinstatement thereof, after such increase or reinstatement has been in force during the lifetime of the Insured for two years from its effective date.

2.3 MISSTATEMENT OF AGE OR SEX - If the Age or sex of the Insured has been stated incorrectly in the application or any supplemental application, the Company will adjust the Death Benefit and any benefits provided by rider or endorsement it pays under this Policy to the amount that would have been payable at the correct age and sex based on the most recent deduction for cost of insurance and the cost of any benefits provided by rider or endorsement. If the age of the Insured has been overstated or understated, the Company will recalculate the Policy Value using the cost of insurance (and the cost of benefits provided by rider or endorsement) based on the Insured's correct age and sex.

2.4 SUICIDE EXCLUSION - If the Insured commits suicide, while sane or insane, within two years of the Policy Effective Date, the Company's liability is limited to an amount equal to the Policy Value less any loan amount. The Company will pay this amount to the Beneficiary in one sum.

         If the Insured commits suicide, while sane or insane, within two years from the effective date of any increase in Specified Amount, the Company's liability with respect to that increase is limited to an amount equal to the cost of insurance attributable to the increase from the effective date of the increase to the date of death.

2.5 MODIFICATION - Only an officer of the Company may modify this Policy or waive any of the Company's rights or requirements under this Policy. Any modification or waiver must be in writing. No agent may bind the Company by making any promise not contained in this Policy.

         Upon notice to the Owner, the Company may modify the Policy to:

         1. conform the Policy or the operations of the Company or of the Variable Account to the requirements of any law (or regulation issued by a government agency) to which the Policy, the Company or the Variable Account is subject;

         2. assure continued qualification of the Policy as a life insurance contract under the Code; or

         3. reflect a change (as permitted in this Policy) in the operation of the Variable Account.

         In the event of any such modification, the Company will make appropriate endorsements to the Policy. If any provision of this Policy conflicts with the laws of a jurisdiction that govern the Policy, the provision is deemed to be amended to conform with such laws.

2.6 PERIODIC REPORTS - At least annually, or more often as required by law, the Company will mail to Owners at their last known address a report showing the following items as of the end of the report period:

         1.       the period covered by the report;

         2.       the current Policy Value, Cash Value and Surrender Value;

         3. the current Variable Policy Value (including each Subaccount Value), Fixed Policy Value and Loan Account Value;

         4.       the current Loan Amount;

         5. any premium payments, withdrawals, or surrenders made, Death Benefit Proceeds paid and charges deducted since the last report;

         6.       current Net Premium Payment allocations; and

         7.       any other information required by law.

         Owners may request additional copies of reports from the Company, but the Company reserves the right to charge a fee for such additional copies.

2.7 NON-PARTICIPATING - This Policy does not participate in the surplus or profits of the Company and the Company does not pay dividends on it.

2.8 WHEN COVERAGE BEGINS - Coverage under this Policy applied for in the initial application begins on the later of the Policy Effective Date or the date that the Company receives the Minimum Initial Premium Payment.

         Specified Amount increases or other additions to coverage become effective on the Monthly Anniversary Day that falls on, or next follows, the date that: (a) the Company approves the supplemental application for such coverage, and (b) the Company receives any premium payment required for the increase or addition. That date will be shown on a supplemental Policy Specifications page that confirms the change.

         Coverage that becomes reinstated by the Company under this Policy becomes effective on the Monthly Anniversary Day that falls on, or next follows, the date that: (a) the Company approves the application for reinstatement, and (b) the Company receives any premium payment required for the reinstatement.

2.9 WHEN COVERAGE ENDS - Coverage under this Policy will terminate upon the earliest to occur of the following events:

         1.       the Insured dies;

         2.       the Owner surrenders the Policy;

         3.       the Policy reaches its Maturity Date; or

         4.       the Policy Lapses.

                              SECTION 3: OWNERSHIP

3.1 OWNERSHIP - This Policy belongs to the Owner. The Owner, as shown on the Policy Specifications page, or as subsequently changed, may exercise all rights under this Policy. Subject to more specific provisions elsewhere herein, these rights include the right to: (a) change the Owner, (b) select or change a Contingent Owner, (c) select or change any Beneficiary or Contingent Beneficiary, (d) allocate Net Premium Payments among and between the Subaccounts and the Fixed Account, (e) transfer Policy Value among and between the Subaccounts and the Fixed Account, and (f) assign the Policy.

         The Insured is the Owner unless the application specifies a different person as Owner.

3.2 CHANGING THE OWNER - The Owner may change the Owner by Written Notice at any time while the Insured is alive and the Policy is in force prior to the Maturity Date. A change of Ownership is effective as of the date that the Written Notice is signed, however; the Company is not liable for payments it makes before it receives a Written Notice of a change in Ownership.

3.3 CONTINGENT OWNER - If the Owner is not the Insured, he or she may name a Contingent Owner in the application or by subsequent Written Notice. The Contingent Owner becomes the Owner in the event that the Owner dies before the Insured. If no Contingent Owner survives the Owner, then upon the death of the last surviving Owner, that Owner's estate becomes the Owner.

3.4 ASSIGNMENT - By Written Notice the Owner may assign his or her rights under this Policy. The Company is not bound by the assignment unless it receives a duplicate of the original assignment at the Service Center. The Company is not responsible for the validity or sufficiency of any assignment and is not liable for any payment it makes before receipt of the duplicate original assignment. An assignment does not change or revoke the Beneficiary designation in effect at the time that the assignment is made. If an assignment is absolute, the Owner's rights and privileges under the Policy, including any right to change the Beneficiary, pass to the assignee. If an assignment is collateral, the collateral assignee has priority over the interest of any revocable Beneficiary or revocable payee under any optional method of settlement selected pursuant to section 14. Any claim under any assignment is subject to proof of interest and the extent of the assignment. An assignment is subject to any Loan Amount.

3.5 SELECTING THE BENEFICIARY - The Owner designates the Beneficiary in the application. Any Beneficiary designation is revocable unless otherwise stated in the designation. Owners may designate Contingent Beneficiaries. Where more than one Beneficiary or more than one Contingent Beneficiary is designated, each Beneficiary or Contingent Beneficiary, as appropriate, shares in any Death Benefit Proceeds equally unless the Beneficiary designation states otherwise.

3.6 CHANGING THE BENEFICIARY - The Owner may change the Beneficiary by Written Notice at any time while the Insured is alive and the Policy is in force before the Maturity Date. If, however, the Owner previously irrevocably named a Beneficiary, that Beneficiary's written consent must be provided to the Company before a new Beneficiary is designated. Any change of Beneficiary is effective as of the date Written Notice is signed by the Owner but the Company is not liable for any payments it makes under the Policy prior to the time it receives Written Notice of any Beneficiary change.

              SECTION 4: PREMIUM PAYMENTS, LAPSE AND REINSTATEMENT

4.1      PREMIUM  PAYMENTS  - Unless  otherwise  approved  by the  Company,  all
         Premium Payments must be made by check payable to "Valley Forge Life Insurance Company" at the Service Center.

4.2 PLANNED PERIODIC PREMIUM PAYMENTS - Owners may establish a schedule of quarterly, semi-annual or annual Planned Periodic Premium Payments that is shown on the Policy Specifications Page. Subject to the Company's approval, Owners may change the amount or frequency of Planned Periodic Premium Payments by Written Notice. The Company will send Owners reminder notices for Planned Periodic Premium Payments. The Company also may arrange with Owners to have Planned Periodic Premium Payments made under a pre-authorized payment arrangement. Under a pre-authorized payment arrangement, Owners may establish a schedule of monthly Planned Periodic Premium Payments. Owners are not required to pay Planned Periodic Premium Payments.

4.3 UNPLANNED PREMIUM PAYMENTS - Owners generally may make additional premium payments of at least the minimum amount shown on the Policy Specifications page at any time before the Maturity Date while the Insured is alive and the Policy is in force. Unless the Owner specifies otherwise in the application or by subsequent Written Notice, the Company considers all unplanned premium payments first as repayments of any outstanding Loan Amounts under the Policy.

4.4 REJECTION OF PREMIUM PAYMENTS FOR TAX PURPOSES - The Company reserves the right to reject any Premium Payment in the event that it determines that acceptance of such Payment would cause a Policy to fail to qualify as a life insurance contract under the Code or applicable regulations or rulings thereunder. The Company will promptly return any Premium Payment that it rejects for this reason.

4.5 POLICY LAPSE - Unless the Policy cannot lapse during the first five Policy Years as provided in section 4.7 below, if the Surrender Value on a Monthly Anniversary Day is insufficient to cover the monthly deduction due on that Day, the Company will mail to the Owner and to any assignee of record at their last known address(es), a notice stating that the Policy will only remain in force for 61 days from the date that the notice was mailed. This 61 day period is called the Grace Period. If the Owner does not make sufficient Premium Payments to cover the monthly deduction(s) through the end of the Grace Period by the end of the Grace Period, then this Policy will terminate without value and all coverage under the Policy will terminate. The notice mailed to the Owner and to any assignee of record will indicate how much in additional Premium Payments the Owner must make before the end of the Grace Period to keep the Policy in force. Coverage under the Policy continues during the Grace Period and the Company will deduct unpaid monthly deductions when computing any Death Benefit Proceeds if the Insured dies during the Grace Period.

4.6 REINSTATEMENT - If the Policy Lapses as provided in section 4.5, the Owner may reinstate it at any time within five years of Lapse but before the Maturity Date. A Policy that has been surrendered cannot be reinstated. To reinstate a Policy, the Owner must submit to the Service
         Center:

         1.       evidence of insurability satisfactory to the Company;

         2. premium payments in an amount sufficient to result (along with any loan repayments) in a positive Surrender Value; and

         3. premium payments in an amount sufficient that the resulting Net Premium Payments equal or exceed the amount of the next two monthly deductions.

         Upon reinstatement of the Policy, the Company will reinstate any remaining Loan Amount.

         The Policy Value of a reinstated Policy is the Value provided by the Net Premium Payments submitted with the application for reinstatement. The effective date of a reinstated Policy is the Monthly Anniversary

         Date that falls on or next follows the later of the date that the application for reinstatement is approved or the above-listed items are received at the Service Center.

4.7 LAPSE PREVENTION GUARANTEE - The Company Guarantees that the Policy will not Lapse during the first five Policy Years if, throughout that period, (a) exceeds (b) where:

                  (a) is the aggregate Premium Payments made less the amount of any withdrawals (including applicable surrender charges) less any Loan Amount, and

                  (b) is the Minimum Monthly Premium Payment multiplied by the number of complete months since the Policy Effective Date, including the current month.


               SECTION 5: DEATH BENEFIT AND DEATH BENEFIT PROCEEDS

5.1 DEATH BENEFIT PROCEEDS - Upon receipt of Due Proof of Death of the Insured while the Policy is in force before the Maturity Date, the Company shall pay the Death Benefit Proceeds to the Beneficiary (or Beneficiaries) or the Contingent Beneficiary (or Contingent Beneficiaries) as provided in section 3.5. The Death Benefit Proceeds are determined as of the date of the Insured's death and are equal to:

         1. the Death Benefit under the Death Benefit Option selected by the Owner; plus

         2.       any death benefit under any rider to the Policy; less

         3.       any Loan Amount; less

         4. any unpaid monthly deductions if the Insured dies during the Grace Period.

         The Company pays the Death Benefit Proceeds in a lump sum unless the Beneficiary (or Contingent Beneficiary) elects to receive the Proceeds under an alternative settlement option as provided in section 14. Payment of the Death Benefit Proceeds may be delayed as provided in section 13.

5.2 THE DEATH BENEFIT - The Owner may select one of two Death Benefit Options.

         1.       Death Benefit Option 1 is the greater of:

                  (a) the Specified Amount on the date of the Insured's death; or

                  (b) a percentage of the Policy Value on the date of the Insured's death as indicated in the Table of Percentages below.

         2.       Death Benefit Option 2 is the greater of:

                  (a) the Specified Amount plus the Policy Value on the date of the Insured's death; or

                  (b) a percentage of the Policy Value on the date of the Insured's death as indicated in the Table of Percentages below.


                              TABLE OF PERCENTAGES

|-------------|----------|-----------|---------|----------|----------|-------------|----------|
|             |          |           |         |          |          |             |          |
|  Attained   | Policy   | Attained  | Policy  | Attained |  Policy  |  Attained   |  Policy  |
|    Age      |  Value   |   Age     |  Value  |    Age   |   Value  |     Age     |  Value   |
|             |    %     |           |    %    |          |     %    |             |     %    |
|-------------|----------|-----------|---------|----------|----------|-------------|----------|
|  40 and     |      250 |    50     |     185 |    60    |    130   |  70         |   115    |
|  younger    |          |           |         |          |          |             |          |
|     41      |      243 |    51     |     178 |    61    |    128   |  71         |   113    |
|     42      |      236 |    52     |     171 |    62    |    126   |  72         |   111    |
|     43      |      229 |    53     |     164 |    63    |    124   |  73         |   109    |
|     44      |      222 |    54     |     157 |    64    |    122   |  74         |   107    |
|     45      |      215 |    55     |     150 |    65    |    120   |  75 thru 90 |   105    |
|     46      |      209 |    56     |     146 |    66    |    119   |  91         |   104    |
|     47      |      203 |    57     |     142 |    67    |    118   |  92         |   103    |
|     48      |      197 |    58     |     138 |    68    |    117   |  93         |   102    |
|     49      |      191 |    59     |     134 |    69    |    116   |  94         |   101    |
|-------------|----------|-----------|---------|----------|----------|-------------|----------|

                        SECTION 6: THE VARIABLE ACCOUNT

6.1 VARIABLE ACCOUNT - The Variable Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended (the "Act"). The Variable Account is also subject to the laws of the Commonwealth of Pennsylvania (Our state of domicile).

         Although the Company owns the assets in the Variable Account, these assets are held separately from the Company's other assets and are not part of the General Account. The assets in the Variable Account are used to support the operation of and provide the variable values and benefits for this Policy and similar policies. The portion of the assets of the Variable Account equal to the reserves and other policy liabilities of the Variable Account are not chargeable with liabilities that arise from any other business that the Company may conduct. The Company has the right to transfer to its General Account any assets of the Variable Account that are in excess of such reserves and other liabilities.

6.2 SUBACCOUNTS - The Variable Account consists of Subaccounts. The income, gains and losses, realized and unrealized, from the assets allocated to a Subaccount are credited to or charged against such Subaccount, without regard to other income, gains or losses of the Company.

         Those Subaccounts currently available under this Policy are listed on the Policy Specifications page. Each Subaccount invests exclusively in shares of a corresponding Fund. Shares of a Fund are purchased and redeemed for a Subaccount at their net asset value. Any amounts of income, dividends and gains distributed from the shares of a Fund are reinvested in additional shares of that Fund at net asset value.

         The dollar amounts of values and benefits of this Policy provided by the Variable Account depend on the investment performance of the Subaccounts selected by the Owner. The Company does not guarantee the investment performance of the Subaccounts. Owners bear the full investment risk for Subaccount Value in the selected Subaccounts.

6.3 CHANGES TO THE VARIABLE ACCOUNT - Where permitted by applicable law, the Company may:

         1.       create new separate accounts;

         2.       combine separate accounts, including the Variable Account;

         3. add new subaccounts to or remove existing Subaccounts from the Variable Account or combine Subaccounts;

         4. make Subaccounts (including new subaccounts) available to such classes of Policies as the Company may determine;

         5.       add new Funds or remove existing Funds;

         6. substitute new Funds for any existing Fund if shares of the Fund are no longer available for investment or if the Company determines that investment in a Fund is no longer appropriate in light of the purposes of the Variable Account;

         7. deregister the Variable Account under the Act if such registration is no longer required; and

         8. operate the Variable Account as a management investment company under the Act or in any other form permitted by law.

         The investment policy of the Variable Account will only be changed with the approval of the Pennsylvania Insurance Commissioner. The process for such approval is on file with the insurance supervisory official of the state in which this Policy has been delivered.

6.4 VARIABLE POLICY VALUE - Variable Policy Value reflects the investment experience of the Subaccounts to which it is allocated, any Net Premium Payments allocated to the Subaccounts, transfers of Policy Value in or out of the Subaccounts, or any withdrawals of Variable Policy Value. There is no guaranteed minimum Variable Policy Value.

6.5 UNITS - For each Subaccount, Net Premium Payment(s) allocated to a Subaccount or amounts of Policy Value transferred to a Subaccount are converted into Units. The number of Units credited to a Policy is determined by dividing the dollar amount directed to each Subaccount by the value of the Unit for that Subaccount for the Valuation Day as of which the Net Premium Payment(s) or transferred amount is invested in the Subaccount. Therefore, Net Premium Payments allocated to or amounts transferred to a Subaccount under a Policy increase the number of Units of that Subaccount credited to the Policy.

         Certain events will reduce the number of Units of a Subaccount credited to a Policy. Withdrawals or transfers of Subaccount Value from a Subaccount will result in the cancellation of the appropriate number of Units of that Subaccount as will: surrender of the Policy; payment of the Death Benefit Proceeds; and the deduction of the monthly deduction. Units are cancelled as of the end of the Valuation Period in which the Company receives Written Notice regarding the event.

6.6 UNIT VALUE - For each Subaccount there exists two types of Units: A Units and B Units. A Units represent Subaccount Value during the first 10 Policy Years under any Policy, while B Units represent Subaccount Value during Policy Years 11 and later. On the tenth Policy Anniversary, all A Units of any Subaccount under a Policy are automatically exchanged for B Units on an equivalent dollar value basis. A Units and B Units both represent a fractional undivided interest in a Subaccount. They differ only in their value as a result of the fact that the mortality and expense risk charge deducted from each Subaccount is larger for Policies in the first 10 Policy Years than the charge deducted for Policies in Policy Years 11 and later. This difference in charges is reflected in a different Net Investment Factor (described below) for A Units and B Units for each Valuation Period.

         The A Unit and B Unit values for each Subaccount were arbitrarily set initially at $10 when that Subaccount began operations. Thereafter, the Unit value at the end of every Valuation Day is the Unit value at the end of the previous Valuation Day times the Net Investment Factor for that type of Unit (either A or B), as described below. The Subaccount Value for a Policy is determined on any day by multiplying the number of Units of the appropriate type (either A or B) attributable to the Policy in that Subaccount by the value for that type of Unit for that Subaccount on that day.

6.7 NET INVESTMENT FACTOR - The Net Investment Factor is an index applied to measure the investment performance of either A Units or B Units of a Subaccount from one Valuation Period to the next. The Net Investment Factor for any Subaccount for any Valuation Period is determined by dividing 1 by 2 and subtracting 3 from the result, where:

         1.       is the result of:

                  a. the Net Asset Value Per Share of the Fund held in the Subaccount, determined at the end of the current Valuation Period; plus

                  b. the per share amount of any dividend or capital gain distributions made by the Fund held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                  c. a per share charge or credit for any taxes reserved for, which is determined by Us to have resulted from the operations of the Subaccount.

         2. is the Net Asset Value Per Share of the Fund held in the Subaccount, determined at the end of the last prior Valuation Period.

         3. is a daily factor representing the mortality and expense risk charge for the type of Unit deducted from the Subaccount adjusted for the number of days in the Valuation Period.


                          SECTION 7: THE FIXED ACCOUNT

7.1      FIXED POLICY VALUE - The Fixed Policy Value on any day is equal to:

         1.       aggregate Net Premium Payments allocated to the Fixed
                  Account; plus

         2.       Policy Value transferred to the Fixed Account; plus

         3.       interest credited to the Fixed Account; less

         4. any withdrawals (including any applicable surrender charges deducted) or transfers (including any applicable transfer charge deducted) from the Fixed Account; less

         5. any surrender charges deducted in the event of a decrease in Specified Amount; less

         6.      the portion of monthly deductions made from Fixed Policy Value.

7.2 INTEREST CREDITED - The Company guarantees that it will credit interest on Fixed Policy Value at an effective annual rate of not less than the Minimum Guaranteed Interest Rate shown on the Policy Specifications page. In its discretion, the Company may credit interest at rates higher than the minimum guaranteed rate.

                  "Full-Year" Rates. Before the beginning of each calendar year, the Company publishes an effective annual rate at which it will credit Fixed Policy Value under the Policies for that year. Fixed Policy Values at the beginning of the calendar year under all Policies are credited with that rate of interest for the entire calendar year.

                  "New-Money" Rates. The Company credits Net Premium Payments allocated to and Policy Value transferred to the Fixed Account during a calendar year with interest at an effective annual rate in effect on the date that the Net Premium Payment is received at the Service Center or the date that as of which the transfer is made. These amounts are credited with interest at this rate until the end of the calendar year. The Company publishes this "new money" rate from time to time during a calendar year and may change the "new money" rate at its discretion throughout any calendar year.

         For purposes of crediting interest, Policy Value deducted, transferred or withdrawn from the Fixed Account, is accounted for on a "first-in, first-out" basis.


                           SECTION 8: FEES AND CHARGES

8.1 MONTHLY DEDUCTION - The monthly deduction is a charge made by the Company as of the Policy Effective Date and every Monthly Anniversary Day thereafter by reducing Subaccount Values (i.e., liquidating Units) and Fixed Policy Value in the proportion that each Subaccount Value and Fixed Policy Value bears to Policy Value. The monthly deduction consists of the monthly cost of insurance charge, the monthly policy fee, the monthly first-year issue fee (when applicable), the monthly Specified Amount increase fee (when applicable), and the cost of any riders (when applicable). The amounts of these fees are shown on the Policy Specifications page.

8.2 MONTHLY COST OF INSURANCE CHARGE - The monthly cost of insurance charge is computed at the beginning of each Policy month by subtracting 2 from 1 and multiplying the result by 3, where:

         1. is the Death Benefit on the first day of the Policy Month divided by 1 plus the monthly equivalent of the minimum guaranteed interest rate shown on the Policy Specifications page;

         2. is the Policy Value before deduction of the monthly policy fee, the monthly first-year issue fee (when applicable), the monthly Specified Amount increase fee (when applicable) and the cost of any riders (when applicable); and

         3.       is the cost of insurance rate as described below.

         The monthly cost of insurance charge is computed separately for the initial Specified Amount and for each increment of Specified Amount resulting from increases in Specified Amount. For the purpose of computing the Net Amount at Risk, Policy Value is apportioned to each increment of Specified Amount on the basis of the relative Guideline Annual Premium Payments for each such increment.

8.3 COST OF INSURANCE RATES - The monthly cost of insurance rate is based on Policy duration, the sex, Attained Age, issue age and risk class of the Insured. The issue age of the Insured will usually be different for each increase in Specified Amount. The Company reviews monthly cost of insurance rates on an ongoing basis (at least once every 5 years) based on its expectations as to future mortality experience, investment earnings, persistency, taxes and other expenses. Any change in cost of insurance rates is determined in accordance with procedures and standards on file with the insurance department of the jurisdiction in which this Policy is delivered. In addition, changes in cost of insurance rates are made on a uniform basis for Insureds of the same class as defined by sex, Attained Age, issue age, risk class and Policy duration. The cost of insurance rates are never greater than those rates shown in the Table of Guaranteed Maximum Cost of Insurance Rates in Policy Specifications page.

8.4 SALES CHARGES - The Company deducts a sales charge from the first Target Premium Payment received in each Policy Year as shown on the Policy Specifications page. If the Owner increases the Specified Amount, a Target Premium Payment is established for the increase. Therefore, there is a Target Premium Payment for each increment of Specified Amount. The Company deducts the sales charge shown on the Policy Specifications page from premium payments attributable to the increase. For purposes of computing and deducting sales charges, all premium payments made after an increase in Specified Amount are apportioned to each increment of Specified Amount on the basis of the relative Guideline Annual Premium Payments for each such increment.

8.5 SURRENDER CHARGE - If the Owner surrenders the Policy, makes a withdrawal, decreases the Specified Amount or if the Policy Lapses, the Company may deduct a surrender charge as shown on the Policy Specifications page. If taken upon the surrender of the Policy, the surrender charge reduces the amount otherwise paid to the Owner. If taken upon Lapse of the Policy, the amount of the charge is not restored to Policy Value in the event that the Policy is reinstated. If taken upon a decrease in Specified Amount, the charge is deducted from the remaining Policy Value and reduces the amount of any remaining applicable surrender charge. If taken on a withdrawal, the surrender charge is deducted from the remaining Policy Value and reduces the amount of any remaining applicable surrender charge. Unless otherwise indicated in the request for a decrease or a withdrawal, surrender charges deducted in connection with decreases in Specified Amount or withdrawals are taken from Subaccount Values and Fixed Policy Value based on the proportion that each Subaccount Value and the Fixed Policy Value bear to the Policy Value before the deduction.

         If taken upon a decrease in Specified Amount, the surrender charge is the pro rata portion of the total surrender charge based on the ratio that the Specified Amount decrease bears to the total Specified Amount before the decrease. If taken upon a withdrawal, the surrender charge is the pro rata portion of the total surrender charge based on the ratio that the withdrawn amount bears to the total Surrender Value before the withdrawal.

         The surrender charge shown on the Policy Specifications page is computed and assessed separately for the initial Specified Amount and for each increase in Specified Amount. Only the sales charge component of the surrender charge, however, is assessed on an increase in Specified Amount. For purposes of computing and assessing the sales surrender charge attributable to an increase in Specified Amount, all premium payments made after an increase in Specified Amount are apportioned to each increment of Specified Amount on the basis of the relative Guideline Annual Premium Payments for each such increment. Likewise, Policy Value is apportioned to each increment of Specified Amount on the basis of the relative Guideline Annual Premium Payments for each such increment. The sales surrender charge shown on the Policy Specifications page applies to increases in Specified Amount with the following adjustments: (1) Target Premium Payment refers to the Target Premium Payment for the increase, (2) a number of Policy Years refers to the number of 12-month periods following the effective date of the increase, and (3) Guideline Annual Premium Payment refers to the Guideline Annual Premium Payment for the increase.

8.6 TRANSFER PROCESSING FEE - A number of transfers during each Policy Year are free as shown on the Policy Specifications page. The Company reserves the right to assess a transfer processing fee for each transfer in excess of that number during a Policy Year. The amount of this fee is shown on the Policy Specifications page. For the purposes of assessing the transfer processing fee, each Written Notice of transfer is considered to be one transfer, regardless of the number of Subaccounts affected by the transfer. The transfer processing fee is deducted from the amount being transferred.
                                     - 18 -

                      SECTION 9: ALLOCATIONS AND TRANSFERS

9.1 ALLOCATION OF NET PREMIUM PAYMENTS - Net Premium Payments are allocated among and between the Subaccounts and the Fixed Account as of the date that they are received at the Service Center according to the Owner's allocation instructions in the application or in a subsequent Written Notice. Allocation instructions must be in whole percentages and the minimum amount that the Company can allocate to any Subaccount or the Fixed Account is shown on the Policy Specifications page as a percent of any Net Premium Payment. The Company reserves the right to establish additional limitations on premium payment allocations.

         The Company allocates Net Premium Payments it receives during the Cancellation Period (including that related to the Minimum Initial Premium Payment) which are to be allocated to any Subaccount, to the Money Market Subaccount for a period equal to the number of days in the Cancellation Period. At the end of this period, Money Market Subaccount Value is reallocated to each other Subaccount selected by the Owner based on the proportion that the Owner's allocation percentage bears to the Variable Policy Value.

9.2 TRANSFER PRIVILEGE - Before the Maturity Date while the Insured is still living and the Policy is in force, the Owner may, by Written
         Notice,   transfer all or part of any  Subaccount   Value  to  another
         Subaccount(s) (subject to its availability) or to the Fixed Account, or transfer all or part of Fixed Policy Value to any Subaccount(s), (subject to its availability) subject to the following restrictions and the additional restrictions in section 9.3 below:

         1. the minimum transfer amount is shown in the Policy Specification page (or, the entire Subaccount Value or Fixed Policy Value, if less); and

         2. a transfer request that would reduce any Subaccount Value or the Fixed Policy Value below an amount equal to the minimum transfer amount is treated as a transfer request for the entire Subaccount Value or Fixed Policy Value.

9.3 RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT - The Owner may transfer all or part of the Fixed Policy Value to a Subaccount, subject to the following restrictions:

         1. Only one transfer may be made each Policy Year from the Fixed Account to one or more Subaccounts and this transfer must be at least 12 calendar months after the most recent transfer from the Fixed Account. An unused transfer option does not carry over to the next year; and

         2. the maximum transfer amount is 25% of the Fixed Policy Value on the date of the transfer, unless the balance after the transfer is less than the minimum transfer amount shown on the Policy Specifications page.

9.4 SPECIAL TRANSFER PRIVILEGE - During the first 24 Policy Months following the date that coverage begins under the Policy, Owners may make one transfer of the entire Variable Policy Value to the Fixed Account without imposition of the transfer processing fee or the transfer counting as one of the 12 free transfers for a Policy Year. Likewise, during the first 24 Policy Months following the effective date of any Specified Amount increase, Owners may make one transfer of that portion of the Variable Policy Value attributable to the increase to the Fixed Account without imposition of the transfer processing fee or the transfer counting as one of the 12 free transfers for a Policy Year.

                      SECTION 10: SURRENDER AND WITHDRAWALS

10.1 SURRENDERS - At any time while the Insured is still living and the Policy is in force prior to the Maturity Date, the Owner may, by Written Notice, surrender it for its Surrender Value. A surrender is effective as of the date on which a Written Notice requesting surrender is received at the Service Center. If the Owner surrenders the Policy during the first 14 Policy Years, or the first 14 Policy Years following an increase in Specified Amount, the Company will deduct a surrender charge as shown on the Policy Specifications page and described in section 8.4 above. Once the Policy is surrendered, all coverage and other benefits under it cease and it cannot be reinstated.

10.2 WITHDRAWALS - After the first Policy Year, while the Insured is still living and the Policy is in force prior to the Maturity Date, an Owner may, by Written Request, withdraw any part of the Surrender Value of the Policy, subject to certain conditions. A withdrawal is effective as of the date on which a Written Notice requesting withdrawal is received at the Service Center. As of that date, Policy Value is reduced by the amount of the withdrawal plus any applicable surrender charge. The minimum withdrawal amount is shown on the Policy Specifications page. If the Owner has selected Death Benefit Option 1 (as described in section 5.2), the Company will reduce the Specified Amount by the amount of the withdrawal plus any surrender charge deduction. In this event, Specified Amount reductions are effected as provided in section 12.4.

         Unless otherwise indicated in the request for withdrawal, amounts withdrawn and surrender charges deducted in connection with withdrawals are taken from Subaccount Values and Fixed Policy Value based on the proportion that each Subaccount Value and the Fixed Policy Value bear to Policy Value. If the Owner requests a decrease in Specified Amount or requests a change in the Death Benefit Option as of the same date as a withdrawal request, then the withdrawal is effected after the decrease in Specified Amount or change in Death Benefit Option.

         Notwithstanding the foregoing, the Company reserves the right to reject a withdrawal request if the request would cause the Specified Amount to be reduced below the minimum Specified Amount shown on the Policy Specifications page. Likewise, the Company reserves the right to reject a withdrawal request if the request would cause the Policy to fail to qualify as a life insurance contract under the Code or regulations or rulings thereunder, as interpreted by the Company.


                                SECTION 11: LOANS

11.1 BORROWING PRIVILEGE - At any time prior to the Maturity Date while the Insured is still living and the Policy is in force, the Owner may, by Written Notice, borrow money from the Company using the Policy as the sole security for the loan provided that (a) a written loan agreement is signed by the Owner, and (b) the Owner makes a satisfactory assignment of the Policy to the Company. In taking a loan, an Owner must borrow at least the minimum loan amount shown on the Policy Specifications page. The maximum amount that an Owner may borrow is 90% of the Surrender Value of the Policy as of the date of the loan.

11.2 INTEREST CHARGED ON BORROWED AMOUNTS - The Company charges interest on amounts borrowed by Owners. The interest rate charged is the Policy loan interest rate shown on the Policy Specifications page and is an effective annual rate compounded annually on the Policy Anniversary. Interest is charged in arrears from the date of the loan and is due from Owners on each Policy Anniversary for the prior Policy Year. If the Owner does not pay such interest when due, the amount of the interest is added to the outstanding Loan Amount. Thus, unpaid interest is charged interest during the ensuing Policy Year.

         For Policies in the 11th Policy Year or later, the Company charges a lower preferred effective annual interest rate on amounts borrowed [up to an amount equal to Policy Value less aggregate premium payments made to date]. The interest rate charged is the preferred Policy loan interest rate shown on the Policy Specifications page and is an effective annual rate compounded annually on the Policy Anniversary.

11.3 COLLATERAL FOR LOANS - When the Company makes a loan to Owners, it transfers an amount of Cash Value sufficient to secure the loan out of the Subaccounts and the Fixed Account and into the Loan Account. Owners may specify how this transferred Cash Value is allocated from among the Subaccount Values and the Fixed Policy Value. If an Owner does not specify the allocation, the Company makes the allocation based on the proportion that each Subaccount Value and the Fixed Policy Value bear to the Cash Value as of the date that the transfer is made. If unpaid interest is due from an Owner on a Policy Anniversary and is added to the Loan Amount, Cash Value in the amount of the interest also is transferred to the Loan Account as of that Anniversary. The Cash Value transferred in connection with unpaid interest is allocated on the same basis as other Cash Value transferred by the Company to the Loan Account.

         Loan Account Value is recalculated when:

         1.       interest is added to the Loan Amount;

         2.       a loan repayment is made; and

         3.       a new loan is made under Policy.

11.4 INTEREST CREDITED TO THE LOAN ACCOUNT - The Company credits Loan Account Value with interest at an effective annual rate shown on the Policy Specifications page. On each Policy Anniversary, interest earned on Loan Account Value since the preceding Anniversary is transferred to the Subaccounts and the Fixed Account. Unless the Owner specifies otherwise, such transfers are allocated in the same manner as transfers of collateral to the Loan Account.

11.5 LAPSE DUE TO OUTSTANDING LOANS - If Loan Account Value exceeds Cash Value, then the Owner must make either a loan repayment or a premium payment sufficient to raise the Cash Value or lower the Loan Account Value so that Cash Value exceeds the Loan Account Value. The Company will send the Owner and any assignee of record a notice indicating the amount that must be paid. If payment is not received at the Service Center within 30 days of the notice being mailed, the Grace Period will begin as provided in section 4.5. If the Grace Period expires without the payment being made, then the Policy Lapses.

11.6 REPAYMENT OF LOANS - The Owner may repay a loan or repay any part of a loan at any time while the Insured is still living and the Policy is in force prior to the Maturity Date. Upon repayment of any part of a loan, Loan Account Value in an amount equal to the payment is transferred to the Subaccounts and the Fixed Account as of the date that the payment is received at the Service Center. Unless the Owner specifies otherwise, the amount transferred is allocated among or between the Subaccounts and the Fixed Account according to the Owner's allocation instructions for Net Premium Payments in effect at that time.


                           SECTION 12: POLICY CHANGES

12.1 GENERAL - By Written Notice and subject to the conditions and restrictions explained below, the Owner may make any of the changes to the Policy described in this section.

12.2 INCREASE OF SPECIFIED AMOUNT - After the first Policy Anniversary, while the Insured is living and the Policy is in force prior to the Maturity Date, the Owner may submit a supplemental application for an increase in Specified Amount. The Company requires evidence of insurability before agreeing to an increase in Specified Amount and may, depending upon the circumstances, also require additional premium payments or the repayment of part or all of any Loan Amount under the Policy. The Insured's Attained Age at the time of the increase may not exceed the maximum age at which the Company would issue a new Policy. The amount of any requested increase in Specified Amount must be at least the minimum specified amount increase shown on the Policy Specifications page and not more than the amount that would increase the total Specified Amount above the maximum specified amount for which the Company would issue a new Policy.

         An increase in Specified Amount causes an increase in the Minimum Monthly Premium Payment. Each increase in Specified Amount has a Target Premium Payment and a Guideline Annual Premium Payment associated with it.

         Any increase in Specified Amount is effective as of the date that the Company approves it. Each increase in Specified Amount creates an increment of Specified Amount to which a portion of Policy Value is thereafter attributed for the purpose of computing sales surrender charges, the Net Amount at Risk and the monthly cost of insurance charge. An additional monthly cost of insurance charge is deducted for each additional increment in Specified Amount. This additional cost of insurance charge is deducted from Policy Value attributable to the increase in Specified Amount. Each increase in Specified Amount also results in additional surrender charges. After an increase in Specified Amount, the Company will send the Owner a supplemental Policy Specifications page showing the effective date of the increase, the monthly cost of insurance charge for the increase, additional sales surrender charges arising as a result of the increase and any changes to premium payment information from the previous or original Policy Specifications page.

12.3 CANCELLATION PERIOD IN CONNECTION WITH AN INCREASE IN SPECIFIED AMOUNT -The cancellation provision on the cover of this Policy applies to any increase in Specified Amount except that when no additional premium payments are required for an increase, only the monthly deduction(s) for the increase made before the cancellation is refunded if the increase is cancelled.

12.4 DECREASE OF SPECIFIED AMOUNT - After the first Policy Anniversary, while the Insured is still living and the Policy is in force prior to the Maturity Date, the Owner may by Written Request, decrease the Specified Amount. The amount of any requested decrease in Specified Amount must be at least the minimum specified amount decrease shown on the Policy Specifications page and not be more than the amount that would decrease the total Specified Amount below the Minimum Specified Amount shown on the Policy Specification page. Specified Amount may not be decreased where, to do so, would cause Surrender Value to fall below zero. Any decrease becomes effective on the Monthly Anniversary Day on or next following the date that the Company accepts the request for the decrease. The decrease is first applied to reduce prior increases in Specified Amount in the reverse order in which they occurred. After all prior increases in Specified Amount have been eliminated, a decrease is applied to reduce the initial Specified Amount.

         A decrease of Specified Amount may result in the imposition of a surrender charge. In this event, the charge is deducted from Policy Value as of the effective date of the decrease. A decrease in Specified Amount causes a decrease in the Minimum Monthly Premium Payment and in the Target Premium Payment and Guideline Annual Premium Payment
         associated with the increment of Specified Amount being decreased. After a decrease in Specified Amount, the Company will send the Owner a supplemental Policy Specifications page showing the effective date of the decrease, the monthly cost of insurance charge after the decrease, surrender charges deducted as a result of the decrease and any changes to premium payment information from the previous or original Specifications page.

         The Company reserves the right to deny a request for a decrease in Specified Amount for 12 months following an increase in Specified Amount and to limit decreases in Specified Amount to one per Policy Year.

12.5 CHANGE OF DEATH BENEFIT OPTION - After the first Policy Anniversary, while the Insured is still living and the Policy is in force prior to the Maturity Date, the Owner may request a change in the Death Benefit Option. A Death Benefit Option change becomes effective on the Monthly Anniversary Day on or next following the date that the Company accepts a request for the change. The Company reserves the right to require satisfactory proof of insurability before permitting a change in Death Benefit Options. After a change in Death Benefit Option, the Company will send the Owner a supplemental Policy Specifications page showing the new Death Benefit and Specified Amount.

                              SECTION 13: PAYMENTS

13.1 PAYMENT OF BENEFITS - The Company usually pays the amounts of any surrender, withdrawals, Death Benefit Proceeds, or settlement options within seven business days after receipt of all applicable Written Notices and/or Due Proofs of Death. However, the Company can postpone such payments if:

         1. the New York Stock Exchange is closed, other than customary weekend and holiday closing, or trading on the exchange is restricted as determined by the SEC; or

         2. the SEC permits, by an order, the postponement for the protection of Owners; or

         3. the SEC determines that an emergency exists that would make the disposal of securities held in the Variable Account or the determination of their value not reasonably practicable.

         If a recent check or draft has been submitted, the Company has the right to defer payment of surrenders, withdrawals, Death Benefit Proceeds, or payments under a settlement option until such check or draft has been honored.

         The  Company  has  the  right  to  defer  payment  of  any   surrender,
         withdrawal, or transfer of Fixed Policy Value for up to six months from the date of receipt of Your Written Notice.

13.2 INTEREST ON DELAYED PAYMENTS - The Company pays interest on the amount of any payment that is delayed pursuant to section 13.1 of this Policy:

         1.       within  30  days  after  the  payment  becomes  payable;  or

         2. within the time required by the applicable jurisdiction, if less than 30 days.

         Such interest accrues from the date that the payment becomes payable to the date of payment, but not for more than one year, at an annual rate of 3%, or the rate and time required by law, if greater.


                         SECTION 14: SETTLEMENT OPTIONS

14.1 PAYMENT OF BENEFITS OR VALUES - The Company pays Owners or Beneficiaries (or Contingent Beneficiaries), as appropriate, the amount of any surrender, withdrawal or Death Benefit Proceeds in a lump sum unless the Owner has, by Written Notice, selected one of the settlement options described below. If the amount being paid by the Company is less than $5,000, however, payment is only made in a lump sum. In addition, if the Owner or Beneficiary (or Contingent Beneficiary) receiving payment is an executor, administrator, trustee, or not a natural person, payment is made in a lump sum unless the Company specifically consents to payment under one of the settlement options.

         Owners may elect a settlement option for payment of the Death Benefit Proceeds in lieu of a lump sum, at any time while the Insured is still living and before the Maturity Date while the Policy is in force. If no election is made by the Owner before the Insured's death, then, upon the Insured's death, the Beneficiary (or Contingent Beneficiary) may elect a settlement option before the Death Benefit Proceeds are paid. The Owner may elect to receive the Surrender Value of a Policy or the amount of a withdrawal in the form of a settlement option at any time before the payment of the Surrender Value or withdrawal. For the purposes of this section 14, "Payee" means Owner(s) or Beneficiary(ies) (or Contingent Beneficiary), as appropriate.

14.2 FREQUENCY OF PAYMENTS - If settlement option 1,2 or 3 is selected, payments will be made every 1 year, 6 months, 3 months, or every month. The Payee must specify the payment frequency when selecting a settlement option. If settlement option 4, 5, or 6 is selected, payments will be made monthly. If payment under any option would be less than $50.00, the Company will adjust the frequency of payments so that each payment is at least $50.00.

14.3 FIRST PAYMENT - Depending on the payment frequency selected, the first payment under settlement option 1 is made as of 1 year, 6 months, 3 months, 1 month from the date of the Insured's death. Depending on the payment frequency selected and subject to section 13 of this Policy, the first payment under settlement option 1 is made as of 1 year, 6 months, 3 months, 1 month from the effective date of any surrender or withdrawal. The first payment under any other settlement option is made, subject to section 13 of this Policy, as of the date of the Insured's death or the effective date of any surrender or withdrawal.

14.4 BETTERMENT OF RATES - If, under settlement options 4, 5, or 6, the Company's regular annuity purchase rates on the date of the Insured's death or the effective date of any surrender or withdrawal are more favorable than those upon which options 4, 5, or 6 are based, the Company shall compute payments using the regular annuity rates. The Company will furnish information about the regular annuity rates upon request.

14.5 PAYMENT OPTION RATE TABLES - The amount of the monthly payments per $1,000 applied is shown in these tables.

14.6 DEATH OF PAYEE - Unless instructed otherwise at the time that the settlement payment option is selected, at the death of the Payee the Company pays the amounts below in a lump sum to the Payee's estate:

         1. Under settlement payment option 1, the amount left on deposit with the Company to accumulate interest.

         2. Under settlement payment option 2, 3, or 5, the commuted value of the amount payable at the Payee's death as provided under the option selected. The commuted value is based on interest at the rate that would have been used to compute the first of the remaining payments under that option.

14.7 OPTION 1, INTEREST PAYMENTS - The Company holds the Death Benefit Proceeds (or the Surrender Value or the amount of a withdrawal) as principal and pays interest to the Payee. The interest rate is 3% per year compounded annually. The Company pays interest every 1 year, 6 months, 3 months or 1 month, as specified at the time this option is selected. At the death of the Payee, the value of the remaining payments are paid as stated in section 14.6.

14.8 OPTION 2, PAYMENTS OF A SPECIFIED AMOUNT - The Company pays the Death Benefit Proceeds (or the Surrender Value or the amount of a withdrawal) in equal payments every 1 year, 6 months, 3 months or 1 month. The amount and frequency of the payments is specified at the time this option is selected. After each payment, interest is added to the remaining amount applied under this option that has not yet been paid. The interest rate is 3% per year compounded annually. Payments are made to the Payee until the amount applied under this option, including interest, is exhausted. The total of the payments made each year must be at least 5% of the amount applied under this option. If the Payee dies before the amount applied is exhausted, the Company pays the value of the remaining payments as stated in section 14.6.

14.9 ADDITIONAL INTEREST EARNINGS - The Company may pay interest at rates in excess of the rates guaranteed in settlement payment options 1 and 2.

14.10 OPTION 3, PAYMENTS FOR A SPECIFIED PERIOD - The Company pays the Death Benefit Proceeds (or the Surrender Value or the amount of a withdrawal) in equal payments for the number of years specified when the option is selected. Payments are made every 1 year, 6 months, 3 months or 1 month, as specified when the option is selected. The amount of each settlement payment for each $1,000 applied under this option is shown in the tables 1 and 2. These amounts are calculated at an interest rate of 3% per year compounded annually. If the Payee dies before the expiration of the specified number of years, the Company pays the value of the remaining payments as stated in section 14.6.

14.11 OPTION 4, LIFE ANNUITY - The Company makes monthly payments to the Payee for as long as he or she lives. The amount of each settlement payment for each $1,000 applied under this option is shown in table 3 below.

14.12 OPTION 5, LIFE ANNUITY WITH PERIOD CERTAIN - The Company makes monthly payments to the Payee for as long as the Payee lives. At the time this option is selected, a period certain of 5, 10, 15, or 20 years must also be selected. If the Payee dies before the specified period certain ends, the payments to the Payee's estate will continue until the end of the specified period as provided in section 14.6. The amount of the monthly payments therefore depends on the period certain selected. The amount of each settlement payment for each period certain available is shown in tables 4 and 5 below. The amounts shown are for each $1,000 applied under this option. If at any age the amount of the payments is the same for two or more periods certain, payment will be made as if the longest period certain was selected.

14.16 OPTION 6, JOINT LIFE AND SURVIVORSHIP ANNUITY - The Company makes monthly payments to two Payees while both are living. After the death of either Payee, payments continue to the other Payee for as long as the other Payee lives. The amount of each settlement payment for each $1,000 applied under this option is shown in tables 6 and 7 below.



                                     Table 1


|===========|===========================|=============|========================|===========|====================|
|   Number  | Amount of Installments    |   Number    |      Amount of         |   Number  |      Amount of     |
|  of Years |                           |  of Years   |     Installments       |  of Years |    Installments    |
| Specified |                           | Specified   |                        | Specified |                    |
|           |---------------|-----------|             |-----------|------------|           |----------|---------|
|           |   Annual      |   S.A.    |             | Annual    |   S.A.     |           | Annual   |   S.A.  |
|-----------|---------------|-----------|-------------|-----------|------------|-----------|----------|---------|
|     1     |     $1,000.00 |   $503.70 |     9       |   $124.69 |     $62.81 |     17    |   $73.74 |  $37.14 |
|     2     |        507.39 |    255.57 |     10      |    113.82 |      57.33 |     18    |    70.59 |   35.56 |
|     3     |        343.23 |    172.89 |     11      |    104.93 |      52.85 |     19    |    67.78 |   34.14 |
|     4     |        261.19 |    131.56 |     12      |     97.54 |      49.13 |     20    |    65.26 |   32.87 |
|     5     |        211.99 |    106.78 |     13      |     91.29 |      45.98 |     25    |    55.76 |   28.08 |
|     6     |        179.22 |     90.27 |     14      |     85.95 |      43.29 |     30    |    49.53 |   24.95 |
|     7     |        155.83 |     78.49 |     15      |     81.33 |      40.96 |           |          |         |
|     8     |        138.31 |     69.67 |     16      |     77.29 |      38.93 |           |          |         |
|===========|===============|===========|=============|===========|============|===========|==========|=========|


                                                       Table 2

|==========|===========================|============|=========================|==========|=========================|
| Number   | Amount of Installments    |   Number   |        Amount of        | Number   |       Amount of         |
|of Years  |                           |  of Years  |      Installments       |of Years  |      Installments       |
|Specified |                           | Specified  |                         |Specified |                         |
|          |--------------|------------|            |-------------|-----------|          |------------|------------|
|          | Quarterly    |  Monthly   |            | Quarterly   |  Monthly  |          |Quarterly   |  Monthly   |
|----------|--------------|------------|------------|-------------|-----------|----------|------------|------------|
|    1     |      $252.78 |     $84.47 |     9      |      $31.52 |     $10.53|   17     |     $18.64 |       $6.23|
|    2     |       128.26 |      42.86 |     10     |       28.77 |       9.61|   18     |      17.84 |        5.96|
|    3     |        86.76 |      28.99 |     11     |       26.52 |       8.86|   19     |      17.13 |        5.73|
|    4     |        66.02 |      22.06 |     12     |       24.66 |       8.24|   20     |      16.50 |        5.51|
|    5     |        53.59 |      17.91 |     13     |       23.08 |       7.71|   25     |      14.09 |        4.71|
|    6     |        45.30 |      15.14 |     14     |       21.73 |       7.26|   30     |      12.52 |        4.18|
|    7     |        39.39 |      13.16 |     15     |       20.56 |       6.87|          |            |            |
|    8     |        34.96 |      11.68 |     16     |       19.54 |       6.53|          |            |            |
|==========|==============|============|============|=============|===========|==========|============|============|



                                                       Table 3

|======================|===========|======================|============|====================|===========|
|          Age         |  Option 4 |         Age          | Option 4   |          Age       | Option 4  |
|       of Payee*      |  Monthly  |      of Payee*       | Monthly    |       of Payee*    | Monthly   |
|                      |  Life     |                      |   Life     |                    |   Life    |
|                      |  Annuity  |                      | Annuity    |                    | Annuity   |
|-----------|----------|           |-----------| ---------|            |---------| ---------|           |
|   Male    |  Female  |           |  Male     |   Female |            |   Male  |   Female |           |
|-----------|----------|-----------|-----------| ---------|------------|---------| ---------|-----------|
|  16 and   |   21 and |           |   39      |     44   |      $3.78 |    63   |     68   |      $6.39|
|  under    |    under |     $3.02 |   40      |     45   |       3.83 |    64   |     69   |       6.61|
|    17     |     22   |      3.04 |   41      |     46   |       3.89 |    65   |     70   |       6.84|
|    18     |     23   |      3.06 |   42      |     47   |       3.95 |    66   |     71   |       7.08|
|    19     |     24   |      3.08 |   43      |     48   |       4.02 |    67   |     72   |       7.35|
|    20     |     25   |      3.10 |   44      |     49   |       4.09 |    68   |     73   |       7.63|
|    21     |     26   |      3.12 |   45      |     50   |       4.16 |    69   |     74   |       7.94|
|    22     |     27   |      3.15 |   46      |     51   |       4.24 |    70   |     75   |       8.27|
|    23     |     28   |      3.17 |   47      |     52   |       4.32 |    71   |     76   |       8.59|
|    24     |     29   |      3.19 |   48      |     53   |       4.40 |    72   |     77   |       8.91|
|    25     |     30   |      3.22 |   49      |     54   |       4.94 |    73   |     78   |       9.23|
|    26     |     31   |      3.25 |   50      |     55   |       4.58 |    74   |     79   |       9.55|
|    27     |     32   |      3.28 |   51      |     56   |       4.68 |    75   |     80   |       9.89|
|    28     |     33   |      3.32 |   52      |     57   |       4.78 |    76   |     81   |      10.36|
|    29     |     34   |      3.35 |   53      |     58   |       4.88 |    77   |     82   |      10.83|
|    30     |     35   |      3.38 |   54      |     59   |       5.00 |    78   |     83   |      11.30|
|    31     |     36   |      3.42 |   55      |     60   |       5.11 |    79   |     84   |      11.77|
|    32     |     37   |      3.46 |   56      |     61   |       5.24 |    80   |     85   |      12.25|
|    33     |     38   |      3.50 |   57      |     62   |       5.38 |    81   |     and  |      12.92|
|    34     |     39   |      3.54 |   58      |     63   |       5.52 |    82   |    over  |      13.59|
|    35     |     40   |      3.58 |   59      |     64   |       5.67 |    83   |          |      14.26|
|    36     |     41   |      3.63 |   60      |     65   |       5.83 |    84   |          |      14.93|
|    37     |     42   |      3.67 |   61      |     66   |       6.01 |    85   |          |      15.62|
|    38     |     43   |      3.72 |   62      |     67   |       6.19 |   and   |          |           |
|           |          |           |           |          |            |   over  |          |           |
|===========|==========|===========|===========| =========|============|=========| =========|===========|


________________________________
* Use the payee's age nearest the date of the Insured's death or the date of any surrender for cash value, whichever applies.

                                                       Table 4


|===================|==================|===================|===============|==================|===============|
|                   |  Number of       |                   |  Number Of    |                  |Number of      |
|        Age        |    Years         |       Age         |    Years      |          Age     |  Years        |
|     of Payee*     |  Specified       |    of Payee*      |   Specified   |        of Payee* |Specified      |
|=========|---------|-------| ---------| --------| --------|--------|------|--------|---------|-------|-------|
|  Male   | Female  |  5    |    10    |  Male   |   Female|   5    |10    | Male   |Female   |  5    | 10    |
|=========|---------|-------| ---------| --------| --------|--------|------|--------|---------|-------|-------|
| 16 and  | 21 and  |       |          |   39    |     44  |  $3.78 |$3.77 |  63    |  68     | $6.30 | $6.03 |
|         |         |       |          |         |         |        |      |        |         |       |       |
| under   |  under  | $3.02 |    $3.02 |   40    |     45  |   3.83 | 3.82 |  64    |  69     |  6.50 |  6.19 |
|   17    |   22    |  3.04 |     3.04 |   41    |     46  |   3.89 | 3.87 |  65    |  70     |  6.71 |  6.36 |
|   18    |   23    |  3.06 |     3.06 |   42    |     47  |   3.95 | 3.93 |  66    |  71     |  6.94 |  6.53 |
|   19    |   24    |  3.08 |     3.08 |   43    |     48  |   4.01 | 3.99 |  67    |  72     |  7.18 |  6.70 |
|   20    |   25    |  3.10 |     3.10 |   44    |     49  |   4.08 | 4.06 |  68    |  73     |  7.43 |  6.88 |
|   21    |   26    |  3.12 |     3.12 |   45    |     50  |   4.15 | 4.13 |  69    |  74     |  7.71 |  7.07 |
|   22    |   27    |  3.15 |     3.15 |   46    |     51  |   4.23 | 4.20 |  70    |  75     |  8.00 |  7.26 |
|   23    |   28    |  3.17 |     3.17 |   47    |     52  |   4.31 | 4.27 |  71    |  76     |  8.29 |  7.45 |
|   24    |   29    |  3.20 |     3.20 |   48    |     53  |   4.39 | 4.35 |  72    |  77     |  8.58 |  7.64 |
|   25    |   30    |  3.23 |     3.23 |   49    |     54  |   4.47 | 4.43 |  73    |  78     |  8.86 |  7.83 |
|   26    |   31    |  3.26 |     3.25 |   50    |     55  |   4.56 | 4.51 |  74    |  79     |  9.15 |  8.01 |
|   27    |   32    |  3.29 |     3.28 |   51    |     56  |   4.66 | 4.60 |  75    |  80     |  9.44 |  8.20 |
|   28    |   33    |  3.32 |     3.31 |   52    |     57  |   4.76 | 4.69 |  76    |  81     |  9.79 |  8.37 |
|   29    |   34    |  3.35 |     3.35 |   53    |     58  |   4.86 | 4.79 |  77    |  82     | 10.14 |  8.54 |
|   30    |   35    |  3.38 |     3.38 |   54    |     59  |   4.97 | 4.89 |  78    |  83     | 10.49 |  8.70 |
|   31    |   36    |  3.42 |     3.42 |   55    |     60  |   5.09 | 4.99 |  79    |  84     | 10.84 |  8.84 |
|   32    |   37    |  3.46 |     3.45 |   56    |     61  |   5.21 | 5.10 |  80    |  85     | 11.19 |  8.98 |
|   33    |   38    |  3.50 |     3.49 |   57    |     62  |   5.34 | 5.22 |  81    | and     | 11.60 |  9.10 |
|   34    |   39    |  3.54 |     3.53 |   58    |     63  |   5.47 | 5.34 |  82    | over    | 12.01 |  9.20 |
|   35    |   40    |  3.58 |     3.57 |   59    |     64  |   5.62 | 5.46 |  83    |         | 12.42 |  9.29 |
|   36    |   41    |  3.62 |     3.62 |   60    |     65  |   5.77 | 5.60 |  84    |         | 12.83 |  9.37 |
|   37    |   42    |  3.67 |     3.67 |   61    |     66  |   5.94 | 5.73 |  85    |         | 13.22 |  9.42 |
|   38    |   43    |  3.72 |     3.71 |   62    |     67  |   6.11 | 5.88 | and    |         |       |       |
|         |         |       |          |         |         |        |      | over   |         |       |       |
|=========|=========|=======| =========| ========| ========|========|======|========|=========|=======|=======|

____________________________
* Use the Payee's age nearest the date of the Insured's death or the date of any surrender or withdrawal.

                                                       Table 5


|===================|==============|=================|==============|==================|===============|
|                   |   Number of  |                 |   Number Of  |                  |   Number of   |
|        Age        |     Years    |         Age     |     Years    |       Age        |     Years     |
|     of Payee*     |   Specified  |      of Payee*  |   Specified  |    of Payee*     |   Specified   |
|---------|---------|-------|------|-------|---------|------|-------|--------|---------|-------|=======|
|  Male   |Female   | 15    |20    |Male   |Female   | 15   |20     | Male   |Female   |  15   | 20    |
|---------|---------|-------|------|-------|---------|------|-------|--------|---------|-------|=======|
| 16 and  |21 and   |       |      | 39    |  44     |$3.74 | $3.71 |  63    |  68     | $5.62 | $5.12 |
|         |         |       |      |       |         |      |       |        |         |       |       |
| under   |under    | $3.01 |$3.01 | 40    |  45     | 3.79 |  3.75 |  64    |  69     |  5.72 |  5.17 |
|   17    |  22     |  3.03 | 3.03 | 41    |  46     | 3.84 |  3.80 |  65    |  70     |  5.83 |  5.22 |
|   18    |  23     |  3.05 | 3.05 | 42    |  47     | 3.90 |  3.85 |  66    |  71     |  5.93 |  5.27 |
|   19    |  24     |  3.07 | 3.07 | 43    |  48     | 3.96 |  3.90 |  67    |  72     |  6.03 |  5.31 |
|   20    |  25     |  3.10 | 3.09 | 44    |  49     | 4.02 |  3.95 |  68    |  73     |  6.13 |  5.35 |
|   21    |  26     |  3.12 | 3.11 | 45    |  50     | 4.08 |  4.01 |  69    |  74     |  6.22 |  5.38 |
|   22    |  27     |  3.14 | 3.14 | 46    |  51     | 4.14 |  4.06 |  70    |  75     |  6.31 |  5.41 |
|   23    |  28     |  3.17 | 3.16 | 47    |  52     | 4.21 |  4.12 |  71    |  76     |  6.39 |  5.43 |
|   24    |  29     |  3.19 | 3.19 | 48    |  53     | 4.28 |  4.18 |  72    |  77     |  6.47 |  5.45 |
|   25    |  30     |  3.22 | 3.21 | 49    |  54     | 4.35 |  4.24 |  73    |  78     |  6.54 |  5.47 |
|   26    |  31     |  3.25 | 3.24 | 50    |  55     | 4.42 |  4.30 |  74    |  79     |  6.60 |  5.48 |
|   27    |  32     |  3.28 | 3.27 | 51    |  56     | 4.50 |  4.36 |  75    |  80     |  6.65 |  5.49 |
|   28    |  33     |  3.31 | 3.30 | 52    |  57     | 4.58 |  4.42 |  76    |  81     |  6.70 |  5.50 |
|   29    |  34     |  3.34 | 3.33 | 53    |  58     | 4.66 |  4.49 |  77    |  82     |  6.74 |  5.51 |
|   30    |  35     |  3.37 | 3.36 | 54    |  59     | 4.75 |  4.55 |  78    |  83     |  6.77 |  5.51 |
|   31    |  36     |  3.40 | 3.39 | 55    |  60     | 4.83 |  4.62 |  79    |  84     |  6.80 |  5.51 |
|   32    |  37     |  3.44 | 3.43 | 56    |  61     | 4.92 |  4.68 |  80    |  85     |  6.82 |  5.51 |
|   33    |  38     |  3.48 | 3.46 | 57    |  62     | 5.02 |  4.75 |  81    |  and    |  6.83 |  5.51 |
|   34    |  39     |  3.52 | 3.50 | 58    |  63     | 5.11 |  4.81 |  82    | over    |  6.85 |  5.51 |
|   35    |  40     |  3.56 | 3.54 | 59    |  64     | 5.21 |  4.88 |  83    |         |  6.85 |  5.51 |
|   36    |  41     |  3.60 | 3.58 | 60    |  65     | 5.31 |  4.94 |  84    |         |  6.86 |  5.51 |
|   37    |  42     |  3.65 | 3.62 | 61    |  66     | 5.41 |  5.00 |  85    |         |  6.86 |  5.51 |
|   38    |  43     |  3.69 | 3.66 | 62    |  67     | 5.51 |  5.06 |  and   |         |       |       |
|         |         |       |      |       |         |      |       | over   |         |       |       |
|=========|=========|=======|======|=======|=========|======|=======|========|=========|=======|=======|

____________________________
* Use the Payee's age nearest the date of the Insured's death or the date of any surrender or withdrawal.

                                     Table 6

|=======|========|=========|========|=======|=======|========|=======|======|
|Age    |        |         |        |       |       |        |       |      |
|of     | Male   |55       |56      |57     |58     |59      |60     |61    |
|Payees |        |         |        |       |       |        |       |      |
|=======| =======|=========|========|=======|=======|========|=======|======|
|Male   | Female |65       |61      |62     |63     |64      |65     |66    |
|=======| =======|=========|========|=======|=======|========|=======|======|
|-------| -------|---------|--------|-------|-------|--------|-------|------|
|51     | 56     |$4.14    |$4.17   |$4.20  |$4.23  |$4.26   |$4.29  |$4.32 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|52     | 57     | 4.19    | 4.22   | 4.25  | 4.29  | 4.32   | 4.35  | 4.38 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|53     | 58     | 4.23    | 4.26   | 4.30  | 4.34  | 4.37   | 4.41  | 4.44 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|54     | 59     | 4.27    | 4.31   | 4.35  | 4.39  | 4.43   | 4.46  | 4.50 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|55     | 60     | 4.32    | 4.36   | 4.40  | 4.44  | 4.48   | 4.52  | 4.56 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|       |        |         |        |       |       |        |       |      |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|56     | 61     | 4.36    | 4.41   | 4.45  | 4.50  | 4.54   | 4.58  | 4.62 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|57     | 62     | 4.40    | 4.45   | 4.50  | 4.55  | 4.59   | 4.64  | 4.69 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|58     | 63     | 4.44    | 4.50   | 4.55  | 4.60  | 4.65   | 4.70  | 4.75 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|59     | 64     | 4.48    | 4.54   | 4.59  | 4.65  | 4.70   | 4.76  | 4.81 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|60     | 65     | 4.52    | 4.58   | 4.64  | 4.70  | 4.76   | 4.82  | 4.88 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|       |        |         |        |       |       |        |       |      |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|61     | 66     | 4.56    | 4.62   | 4.69  | 4.75  | 4.81   | 4.88  | 4.94 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|62     | 67     | 4.60    | 4.66   | 4.73  | 4.80  | 4.87   | 4.93  | 5.00 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|63     | 68     | 4.63    | 4.70   | 4.77  | 4.85  | 4.92   | 4.99  | 5.06 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|64     | 69     | 4.67    | 4.74   | 4.82  | 4.89  | 4.97   | 5.04  | 5.12 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|65     | 70     | 4.70    | 4.78   | 4.86  | 4.94  | 5.01   | 5.10  | 5.18 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|       |        |         |        |       |       |        |       |      |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|66     | 71     | 4.73    | 4.81   | 4.90  | 4.98  | 5.06   | 5.15  | 5.24 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|67     | 72     | 4.76    | 4.85   | 4.93  | 5.02  | 5.11   | 5.20  | 5.29 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|68     | 73     | 4.79    | 4.88   | 4.97  | 5.06  | 5.15   | 5.25  | 5.35 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|69     | 74     | 4.82    | 4.91   | 5.00  | 5.10  | 5.20   | 5.30  | 5.40 |
|-------|--------|---------|--------|-------|-------|--------|-------|------|
|70     | 75     | 4.85    | 4.94   | 5.03  | 5.13  | 5.23   | 5.34  | 5.45 |
|=======|========|=========|========|=======|=======|========|=======|======|

                                     Table 7

|=========|======|======|======|======|======|======|======|=====|======|======|
|Age      |      |      |      |      |      |      |      |     |      |      |
|of Payees|Male  |   62 |   63 |   64 |    65|    66|    67|   68|   69 |   70 |
|=========|======|======|======|======|======|======|======|=====|======|======|
|Male     |Female|   67 |   68 |   69 |    70|    71|    72|   73|   74 |   75 |
|=========|======|======|======|======|======|======|======|=====|======|======|
|---------|------|------|------|------|------|------|------|-----|------|------|
|51       | 56   |$4.34 |$4.37 |$4.37 | $4.41| $4.43| $4.45|$4.47|$4.49 |$4.51 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|52       | 57   | 4.41 | 4.43 | 4.46 |  4.48|  4.51|  4.53| 4.55| 4.57 | 4.59 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|53       | 58   | 4.47 | 4.50 | 4.53 |  4.55|  4.58|  4.61| 4.63| 4.65 | 4.67 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|54       | 59   | 4.53 | 4.57 | 4.60 |  4.63|  4.66|  4.68| 4.71| 4.73 | 4.76 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|55       | 60   | 4.60 | 4.63 | 4.67 |  4.70|  4.73|  4.76| 4.79| 4.82 | 4.85 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|         |      |      |      |      |      |      |      |     |      |      |
|---------|------|------|------|------|------|------|------|-----|------|------|
|56       | 61   | 4.66 | 4.70 | 4.74 |  4.78|  4.81|  4.85| 4.88| 4.91 | 4.94 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|57       | 62   | 4.73 | 4.77 | 4.82 |  4.86|  4.90|  4.93| 4.97| 5.00 | 5.03 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|58       | 63   | 4.80 | 4.85 | 4.89 |  4.94|  4.98|  5.02| 5.06| 5.10 | 5.13 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|59       | 64   | 4.87 | 4.92 | 4.97 |  5.02|  5.06|  5.11| 5.15| 5.20 | 5.23 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|60       | 65   | 4.93 | 4.99 | 5.04 |  5.10|  5.15|  5.20| 5.25| 5.30 | 5.34 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|         |      |      |      |      |      |      |      |     |      |      |
|---------|------|------|------|------|------|------|------|-----|------|------|
|61       | 66   | 5.00 | 5.06 | 5.12 |  5.18|  5.24|  5.29| 5.35| 5.40 | 5.45 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|62       | 67   | 5.07 | 5.13 | 5.20 |  5.26|  5.33|  5.39| 5.45| 5.50 | 5.56 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|63       | 68   | 5.13 | 5.20 | 5.28 |  5.35|  5.41|  5.48| 5.55| 5.61 | 5.67 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|64       | 69   | 5.20 | 5.28 | 5.35 |  5.43|  5.50|  5.58| 5.65| 5.72 | 5.79 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|65       | 70   | 5.26 | 5.35 | 5.43 |  5.51|  5.59|  5.67| 5.75| 5.83 | 5.90 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|         |      |      |      |      |      |      |      |     |      |      |
|---------|------|------|------|------|------|------|------|-----|------|------|
|66       | 71   | 5.33 | 5.41 | 5.50 |  5.59|  5.68|  5.77| 5.85| 5.94 | 6.02 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|67       | 72   | 5.39 | 5.48 | 5.58 |  5.67|  5.77|  5.86| 5.96| 6.05 | 6.14 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|68       | 73   | 5.45 | 5.55 | 5.65 |  5.75|  5.85|  5.96| 6.06| 6.16 | 6.26 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|69       | 74   | 5.50 | 5.61 | 5.72 |  5.83|  5.94|  6.05| 6.16| 6.27 | 6.38 |
|---------|------|------|------|------|------|------|------|-----|------|------|
|70       | 75   | 5.56 | 5.67 | 5.79 |  5.90|  6.02|  6.14| 6.26| 6.38 | 6.50 |
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